Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2022 RESULTS

Pro Forma RevPAR Increases 78%; 2019 RevPAR Recapture Rate Reaches New Quarterly High

Completed the Acquisition of $822 Million 27-Hotel NewcrestImage Portfolio

Accretive Transaction Activity Continues with Pending Acquisition of AC Hotel by Marriott & Element Miami Brickell and Pending Sale of Hilton Garden Inn San Francisco Airport North

Austin, Texas, May 3, 2022 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the first quarter ended March 31, 2022.

“Our operating results continue to improve as we have begun to see a more meaningful increase in demand segments beyond the robust leisure travel demand that has driven the industry’s results in the early part of the recovery. We were particularly encouraged by the sequential monthly improvements we experienced across all operating and financial metrics, including first quarter hotel-level profitability that was more than three times higher compared to a year ago. President’s Day weekend again served as a notable demand inflection point across our portfolio, culminating with March RevPAR of $120 – a 87% recapture to 2019 – and hotel EBITDA margin of 40%, the highest we have achieved since the onset of the pandemic,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer.

“In January, we closed on the previously announced acquisition of 27 hotels from NewcrestImage, which represented the largest transaction in the Company’s history and significantly increased our presence in high growth Sun Belt markets. We are also excited to announce the pending acquisition of the newly developed dual-branded AC Hotel by Marriott and Element located in the rapidly growing Brickell submarket of Miami. The transaction represents our first exercised option in connection with our mezzanine lending program. Since the onset of the pandemic, we have closed or announced the acquisition of nearly $1 billion of high-quality hotels. In addition, our joint venture with GIC has entered into an agreement to sell the Hilton Garden Inn San Francisco Airport North hotel for $75 million, or $444,000 per key, nearly 30% higher than what we acquired the hotel for in 2019. Collectively, these transactions demonstrate our ability to thoughtfully and opportunistically allocate capital, and we remain well positioned for future growth,” continued Mr. Stanner.

First Quarter 2022 Summary

•	Net Loss: Net loss attributable to common stockholders improved to $12.4 million, or $0.12 per diluted share, compared to a net loss of $35.1 million, or $0.34 per diluted share, for the first quarter of 2021.

•	Pro forma RevPAR: Pro forma RevPAR increased 77.9 percent to $97.09 compared to the first quarter of 2021. Pro forma ADR increased 47.5 percent to $151.97 compared to the same period in 2021, and pro forma occupancy increased 20.6 percent to 63.9 percent.

•	Same Store RevPAR: Same Store RevPAR increased 87.6 percent to $98.30 compared to the first quarter of 2021. Same store ADR increased 49.5 percent to $155.63 compared to the same period in 2021, and same store occupancy increased 25.5 percent to 63.2 percent.

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•	Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased to $47.3 million from $15.8 million in the same period in 2021. Pro forma hotel EBITDA margin expanded to 32.6 percent from 19.7 percent in the same period of 2021.

•	Same Store Hotel EBITDA(1): Same store hotel EBITDA increased to $33.8 million from $7.7 million in the same period in 2021. Same store hotel EBITDA margin expanded to 31.2 percent from 13.3 percent in the same period of 2021.

•	Adjusted EBITDAre(1): Adjusted EBITDAre increased to $32.9 million from $6.2 million in the first quarter of 2021.

•	Adjusted FFO(1): Adjusted FFO was $20.1 million, or $0.17 per diluted share, compared to ($6.9) million, or ($0.07) per diluted share, in the first quarter of 2021.

The Company’s results for the three months ended March 31, 2022, are as follows (in thousands, except per share amounts):

	For the Three Months Ended March 31,
	2022		2021
Net loss attributable to common stockholders	$(12,379)		$(35,074)
Net loss per diluted share	$(0.12)		$(0.34)
Total revenues	$141,869		$57,854
EBITDAre (1)	$38,738		$5,268
Adjusted EBITDAre (1)	$32,921		$6,224
FFO (1)	$14,493		$(9,508)
Adjusted FFO (1)	$20,141		$(6,923)
FFO per diluted share and unit (1)	$0.12		$(0.09)
Adjusted FFO per diluted share and unit (1)	$0.17		$(0.07)

Pro Forma (2)
RevPAR	$97.09		$54.57
RevPAR Growth	77.9%
Hotel EBITDA	$47,336		$15,759
Hotel EBITDA margin	32.6%		19.7%
Hotel EBITDA margin growth	1,284	bps

Same Store (3)
RevPAR	$98.30		$52.41
RevPAR Growth	87.6%
Hotel EBITDA	$33,830		$7,716
Hotel EBITDA margin	31.2%		13.3%
Hotel EBITDA margin growth	1,791	bps

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(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 101 hotels owned as of March 31, 2022, as if each hotel had been owned by the Company since April 1, 2021 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since April 1, 2021, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)	All same store information includes operating and financial results for 72 hotels owned as of March 31, 2022, and at all times during the three months ended March 31, 2022, and 2021.

Monthly Operating Data

Pro Forma 101 Hotels – 2022 (1)	Jan	Feb	Mar	Q1
Occupancy	53.1%	63.7%	74.8%	63.9%
ADR	$140.45	$150.96	$160.90	$151.97
RevPAR	$74.63	$96.14	$120.32	$97.09

2021 Variance
Occupancy change vs 2021	21.1%	20.5%	20.3%	20.6%
ADR change vs 2021	46.5%	50.0%	46.3%	47.5%
RevPAR change vs 2021	77.5%	80.8%	76.0%	77.9%

2019 Variance
Occupancy change vs 2019	-23.7%	-17.5%	-9.9%	-16.6%
ADR change vs 2019	-8.9%	-8.7%	-3.5%	-6.4%
RevPAR change vs 2019	-30.4%	-24.6%	-13.0%	-21.9%

Same Store 72 Hotels – 2022 (2)	Jan	Feb	Mar	Q1
Occupancy	52.0%	63.3%	74.2%	63.2%
ADR	$143.02	$153.47	$166.15	$155.63
RevPAR	$74.39	$97.12	$123.27	$98.30

2021 Variance
Occupancy change vs 2021	25.2%	25.7%	25.5%	25.5%
ADR change vs 2021	47.1%	50.6%	50.1%	49.5%
RevPAR change vs 2021	84.1%	89.3%	88.5%	87.6%

2019 Variance
Occupancy change vs 2019	-25.5%	-18.6%	-10.6%	-17.8%
ADR change vs 2019	-9.4%	-10.1%	-3.6%	-7.0%
RevPAR change vs 2019	-32.5%	-26.8%	-13.8%	-23.5%

(1)	Unaudited pro forma information includes operating results for 101 hotels owned as of March 31, 2022, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	All same store information includes operating and financial results for 72 hotels owned as of March 31, 2022, and at all times during the three months ended March 31, 2022, 2021, and 2019.

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Transaction Activity

During the first quarter, the Company completed the previously announced 27-hotel portfolio acquisition through its existing joint venture with GIC from affiliates of NewcrestImage. The transaction included 27 hotels totaling 3,709 guestrooms, two parking structures, and various financial incentives. The total consideration for the transaction is comprised of $776.5 million, or $209,000 per key, for the 27-hotel portfolio, $24.8 million for the two parking structures, and $20.7 million for the various financial incentives.

Pending Transactions

Acquisition of the AC Hotel by Marriott & Element Miami Brickell

Subsequent to quarter-end, the Company exercised its initial equity purchase option to acquire a 90% interest in the newly constructed, dual-branded 264-guestroom AC Hotel by Marriott & Element Miami Brickell (the “Brickell Hotels”). The option price was based on a gross hotel valuation of $89.0 million, or $337,000 per key, and the Company expects to fund its estimated $38 million equity requirement with the conversion of the previously funded $30 million mezzanine construction loan, which earned 9% cash interest during the loan term, and $8 million in cash. The transaction will be funded with the assumption of an estimated $47 million mortgage loan that will have a variable interest rate of 30-day LIBOR + 300 basis points and maturity date of February 15, 2025.

Opened in December 2021, the Brickell Hotels are located in the heart of Brickell, a chic and vibrant neighborhood of downtown Miami, and adjacent to the Brickell City Centre - downtown Miami’s landmark mixed-use development consisting of 5.4 million square feet of office, residential, retail and entertainment space. The Brickell Hotels’ premier location creates a unique opportunity to capitalize on Miami’s robust corporate and leisure demand growth. The Brickell Hotels feature Rosa Sky, a rooftop bar and lounge, an amenity deck with a pool, cabana seating, and outdoor bar, the AC lounge restaurant and bar, modern fitness center, nearly 5,000 square feet of meeting and event space, and 150 structured parking spaces in the property’s garage.

The Miami market has been a leader in the lodging recovery during the pandemic ranking first in the nation in nominal RevPAR in both 2020 and 2021 and one of only three markets among the top 25 in the U.S. that surpassed 2019 RevPAR levels in 2021. The Miami market was the best performing top 25 market in the first quarter of 2022 surpassing the comparable 2019 RevPAR by 18%.

The transaction is expected to close during the second quarter of 2022. The project was developed by an affiliate of Robert Finvarb Companies, LLC, an established Miami based developer, who will remain our joint venture partner with a 10% equity interest in the Brickell Hotels. Upon closing, a $10 million letter of credit that currently supports the equity purchase option will be released and the Company will retain the option to acquire the remaining 10% equity interest of the Brickell Hotels in December 2026.

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Disposition of the Hilton Garden Inn San Francisco Airport North

Subsequent to quarter end, the Company’s joint venture with GIC entered into a contract to sell the 169-guestroom Hilton Garden Inn San Francisco Airport North for total consideration of $75.0 million, or $444,000 per key. The transaction represents a 1.0% capitalization rate based on the hotel’s net operating income after a 4% FF&E reserve for the twelve months ended March 31, 2022. The Company will also forego a comprehensive renovation that was scheduled for late 2022 estimated to be $7.1 million, or $42,000 per key, as a result of the sale.

The joint venture acquired the hotel in October 2019 for $58.0 million, or $343,000 per key, and the transaction is expected to result in a $20.5 million net gain on sale. Net proceeds from the transaction are estimated to be $73 million, of which the Company’s share will be equal to approximately $37 million. The Company expects to use the net sale proceeds to repay indebtedness and for other general corporate purposes.

Capital Markets and Balance Sheet

On March 31, 2022, inclusive of its pro rata share of the Joint Venture debt, the Company had the following:

•	Pro rata outstanding debt of $1.2 billion with a weighted average interest rate of 3.39 percent.

•	After giving effect to interest rate derivative agreements, $839.0 million, or 69 percent, of our pro rata outstanding debt had fixed interest rates, and $377.2 million, or 31 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $62.7 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $452.7 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Capital Improvements

The Company invested $10.3 million during the three months ended March 31, 2022 and plans to invest a total of $60.0 million to $80.0 million on a consolidated basis and $50.0 million to $70.0 million on a pro rata basis for the full year 2022. The Company anticipates completing or starting renovations at 13 hotels during the year, nine of which are expected to commence in the fourth quarter. Renovations expected to be complete by year-end include the Hilton Garden Inn Houston Energy Corridor, Hyatt Place Orlando Universal Studios, and SpringHill Suites Nashville MetroCenter.

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Dividends

On April 29, 2022, the Company declared a quarterly cash preferred dividend of $0.390625 per share of the Company’s 6.25% Series E Cumulative Redeemable Preferred Stock for the dividend period ending on May 31, 2022, and a cash dividend of $0.3671875 per share of the Company’s 5.875% Series F Cumulative Redeemable Preferred Stock for the dividend period ending on May 31, 2022.

The Company also declared on behalf of the operating partnership, distributions pertaining to the operating partnership’s unregistered 5.25% Series Z Cumulative Perpetual Preferred Units that were issued as part of the recently completed NewcrestImage portfolio acquisition. The cash distributions are $0.328125 per unit for the units issued on January 13, 2022, and $0.249660 per unit for the units issued on March 23, 2022.

The dividends and distributions are payable on May 31, 2022, to holders of record as of May 17, 2022.

2022 Outlook

Given the continued uncertainty and volatility of the operating environment, the Company is not providing operational or earnings guidance at this time. However, the Company is providing its expectations for certain non-operational items based on 101 hotels owned as of March 31, 2022 and pending transaction activity including the acquisition of the 264-guestroom dual-branded AC Hotel by Marriott & Element Miami Brickell and the disposition of the 169-guestroom Hilton Garden Inn San Francisco Airport North currently owned by the Company’s joint venture with GIC, both of which are expected to be completed during the second quarter of 2022.

	Summit Consolidated		Variance to Prior Quarter
	Low	High	Low	High
Cash Corporate G&A	$19,500	$21,500	$-	$-
Cash Interest Expense	$54,500	$56,500	$2,000	$2,000
Preferred Dividends	$18,200	$18,200	$(100)	$(100)
Capital Expenditures	$60,000	$80,000	$-	$-

	Summit Pro Rata		Variance to Prior Quarter
	Low	High	Low	High
Cash Corporate G&A	$19,000	$21,000	$-	$-
Interest Expense	$42,500	$44,500	$-	$-
Preferred Dividends	$18,200	$18,200	$(100)	$(100)
Capital Expenditures	$50,000	$70,000	$-	$-

First Quarter 2022 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, May 4, 2022, at 9:00 AM ET. To participate in the conference call, please follow the steps below:

1.	On May 4, 2022, dial 877-930-8101 approximately ten minutes before the call begins (8:50 AM ET).

2.	Enter conference identification code 3183004.

3.	Please state your full name and company affiliation and you will be connected to the call.

A live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, May 11, 2022, by dialing 855-859-2056, conference identification code 3183004. A replay will also be available in the Investor Relations section of the Company’s website until July 31, 2022.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry.  As of May 3, 2022, the Company's portfolio consisted of 101 hotels, 61 of which are wholly owned, with a total of 15,228 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN. Investors and others should note that the Company routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts, and the Investors section of the Company's website. The Company uses these channels as well as social media channels (e.g., the Company's Twitter account @SummitHotel_INN) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in the Company to review the information that it shares on https://investor.shpreit.com/corporate-profile.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the allocation of capital; projections of the Company’s cash corporate G&A, interest expense, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, and financings; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	March 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,848,401	$2,091,973
Undeveloped land	1,500	1,500
Assets held for sale, net	52,801	425
Cash and cash equivalents	82,397	64,485
Restricted cash	32,836	32,459
Right-of-use assets, net	31,841	26,942
Trade receivables, net	28,202	14,476
Prepaid expenses and other	17,000	24,496
Deferred charges, net	7,832	4,347
Other assets	3,789	3,799
Total assets	$3,106,599	$2,264,902
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,481,895	$1,069,797
Lease liabilities, net	22,049	17,232
Accounts payable	5,341	4,462
Accrued expenses and other	75,699	66,219
Total liabilities	1,584,984	1,157,710

Redeemable non-controlling interests	50,220	-

Total stockholders' equity	951,346	948,073
Non-controlling interests in operating partnership	158,646	793
Non-controlling interests in joint venture	361,403	158,326
Total equity	1,471,395	1,107,192
Total liabilities and equity	$3,106,599	$2,264,902

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2022	2021
Revenues:
Room	$128,810	$53,245
Food and beverage	5,662	1,003
Other	7,397	3,606
Total revenues	141,869	57,854
Expenses:
Room	28,410	12,550
Food and beverage	4,114	556
Other hotel operating expenses	46,277	24,574
Property taxes, insurance and other	13,138	10,904
Management fees	3,795	1,555
Depreciation and amortization	36,274	27,297
Corporate general and administrative	9,137	5,678
Total expenses	141,145	83,114
Gain on disposal of assets, net	-	50
Operating income (loss)	724	(25,210)
Other income (expense):
Interest expense	(13,439)	(10,788)
Other income, net	1,742	3,232
Total other income (expense)	(11,697)	(7,556)
Loss from continuing operations before income taxes	(10,973)	(32,766)
Income tax benefit (expense)	2,000	(105)
Net loss	(8,973)	(32,871)
Less - Loss attributable to non-controlling interests:
Operating Partnership	482	54
Joint venture	82	1,452
Net loss attributable to Summit Hotel Properties, Inc.	(8,409)	(31,365)
Preferred Stock dividends	(3,970)	(3,709)
Net loss attributable to common stockholders	$(12,379)	$(35,074)
Loss per share:
Basic and diluted	$(0.12)	$(0.34)
Weighted average common shares outstanding:
Basic and diluted	104,896	104,278

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended March 31,
	2022	2021
Net loss	$(8,973)	$(32,871)
Preferred dividends	(4,525)	(3,709)
Loss related to non-controlling interests in joint venture	82	1,452
Net loss applicable to common shares and common units	$(13,416)	$(35,128)
Real estate-related depreciation (1)	35,195	27,180
Gain on disposal of assets, net	-	(50)
Adjustments from non-controlling interest in joint venture	(7,286)	(1,510)
FFO applicable to common shares and common units	$14,493	$(9,508)
Amortization of intangible assets (1)	911	-
Amortization of lease-related intangible assets, net	-	22
Amortization of deferred financing costs	1,412	1,011
Amortization of franchise fees (1)	168	117
Equity-based compensation	3,698	1,569
Debt transaction costs	-	116
Non-cash interest income (2)	(122)	(257)
Non-cash lease expense, net	128	120
Casualty losses (recoveries), net	185	(35)
Adjustments from non-controlling interest in joint venture	(732)	(78)
AFFO applicable to common shares and common units	$20,141	$(6,923)
FFO per common share / common unit	$0.12	$(0.09)
AFFO per common share / common unit	$0.17	$(0.07)
Weighted average diluted common shares / common units for FFO / AFFO (3)	118,976	104,440

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended March 31,
	2022	2021
Weighted average dilutive common shares outstanding	104,896	104,278
Dilutive effect of restricted stock awards	627	-
Dilutive effect of shares issuable upon conversion of convertible debt	23,978	-
Adjusted weighted dilutive common shares outstanding	129,501	104,278

Non-GAAP adjustment for dilutive effects of common units	13,453	162
Non-GAAP adjustment for dilutive effects of shares issuable upon conversion of convertible debt	(23,978)	-
Non-GAAP weighted dilutive common shares / common units outstanding	118,976	104,440

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Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
	2022	2021
Net loss	$(8,973)	$(32,871)
Depreciation and amortization	36,274	27,297
Interest expense	13,439	10,788
Interest income	(2)	(1)
Income tax (benefit) expense	(2,000)	105
EBITDA	$38,738	$5,318
Gain on disposal of assets, net	-	(50)
EBITDAre	$38,738	$5,268
Amortization of lease-related intangible assets, net	-	22
Equity-based compensation	3,698	1,569
Debt transaction costs	-	116
Non-cash interest income (1)	(122)	(257)
Non-cash lease expense, net	128	120
Casualty losses (recoveries), net	185	(35)
Loss from non-controlling interest in joint venture	82	1,452
Adjustments from non-controlling interest in joint venture	(9,788)	(2,031)
Adjusted EBITDAre	$32,921	$6,224

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended March 31,
Pro Forma Operating Data (1) (2)	2022	2021
Pro forma room revenue	$131,653	$73,175
Pro forma other hotel operations revenue	13,621	6,636
Pro forma total revenues	145,274	79,811
Pro forma total hotel operating expenses	97,938	64,052
Pro forma hotel EBITDA	$47,336	$15,759
Pro forma hotel EBITDA Margin	32.6%	19.7%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures:

Revenue:
Total revenues	$141,869	$57,854
Total revenues - acquisitions (1)	3,405	21,957
Total revenues - dispositions (2)	-	-
Pro forma total revenues	145,274	79,811

Hotel Operating Expenses:
Total hotel operating expenses	95,734	50,139
Hotel operating expenses - acquisitions (1)	2,204	13,913
Hotel operating expenses - dispositions (2)	-	-
Pro forma hotel operating expenses	97,938	64,052

Hotel EBITDA:
Operating income (loss)	724	(25,210)
(Gain) loss on disposal of assets, net	-	(50)
Corporate general and administrative	9,137	5,678
Depreciation and amortization	36,274	27,297
Hotel EBITDA	46,135	7,715
Hotel EBITDA - acquisitions (1)	(12,305)	1
Hotel EBITDA - dispositions (2)	-	-
Same store hotel EBITDA	$33,830	$7,716
Hotel EBITDA - acquisitions (3)	13,506	8,043
Pro forma hotel EBITDA	$47,336	$15,759

(1)	For any hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2022 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2021, and March 31, 2022 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2021, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 101 hotels owned as of March 31, 2022, as if all such hotels had been owned by the Company since January 1, 2021. For hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2021, to March 31, 2022. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2021			2022	Trailing Twelve Months Ended
	Q2	Q3	Q4	Q1	March 31, 2022
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$107,161	$130,791	$127,939	$131,653	$497,544
Pro forma other hotel operations revenue	9,639	12,265	12,771	13,621	48,296
Pro forma total revenues	116,800	143,056	140,710	145,274	545,840
Pro forma total hotel operating expenses	79,039	92,052	89,884	97,938	358,913
Pro forma hotel EBITDA	$37,761	$51,004	$50,826	$47,336	$186,927
Pro forma hotel EBITDA Margin	32.3%	35.7%	36.1%	32.6%	34.2%

Pro Forma Statistics (1) (2)
Rooms sold	899,245	950,819	917,936	866,321	3,634,320
Rooms available	1,367,361	1,384,692	1,387,512	1,356,057	5,495,622
Occupancy	65.8%	68.7%	66.2%	63.9%	66.1%
ADR	$119.17	$137.56	$139.38	$151.97	$136.90
RevPAR	$78.37	$94.45	$92.21	$97.09	$90.53

Actual Statistics
Rooms sold	666,345	719,341	680,799	843,066	2,909,551
Rooms available	1,027,208	1,047,736	1,049,936	1,313,661	4,438,541
Occupancy	64.9%	68.7%	64.8%	64.2%	65.6%
ADR	$120.05	$142.52	$144.80	$152.79	$140.88
RevPAR	$77.88	$97.85	$93.89	$98.05	$92.35

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures
Revenue:
Total revenues	$86,524	$110,686	$106,862	$141,869	$445,941
Total revenues from acquisitions (1)	30,276	32,370	33,848	3,405	99,899
Total revenues from dispositions (2)	-	-	-	-	-
Pro forma total revenues	116,800	143,056	140,710	145,274	545,840

Hotel Operating Expenses:
Total hotel operating expenses	61,241	71,942	71,149	95,734	300,066
Total hotel operating expenses from acquisitions (1)	17,798	20,110	18,735	2,204	58,847
Total hotel operating expenses from dispositions (2)	-	-	-	-	-
Pro forma total hotel operating expenses	79,039	92,052	89,884	97,938	358,913

Hotel EBITDA:
Operating (loss) income	(11,627)	5,023	(1,452)	724	(7,332)
Gain on disposal of assets, net	(31)	-	(159)	-	(190)
Loss on impairment and write-off of assets	-	4,361	-	-	4,361
Reversal of credit losses	-	(2,632)	-	-	(2,632)
Transaction costs	3,849	-	-	-	3,849
Corporate general and administrative	6,506	6,099	11,145	9,137	32,887
Depreciation and amortization	26,586	25,893	26,179	36,274	114,932
Hotel EBITDA	25,283	38,744	35,713	46,135	145,875
Hotel EBITDA from acquisitions (1)	(1)	(743)	(684)	(12,305)	(13,733)
Hotel EBITDA from dispositions (2)	-	-	-	-	-
Same store hotel EBITDA	$25,282	$38,001	$35,029	$33,830	$132,142
Hotel EBITDA from acquisitions (3)	12,479	13,003	15,797	13,506	54,785
Pro forma hotel EBITDA	$37,761	$51,004	$50,826	$47,336	$186,927

(1)	For any hotels acquired by the Company after April 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2022 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between April 1, 2021, and March 31, 2022 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on April 1, 2021 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 101 hotels owned as of March 31, 2022, as if all such hotels had been owned by the Company since April 1, 2021. For hotels acquired by the Company after April 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from April 1, 2021, to March 31, 2022. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma and Same Store Data

(Unaudited)

	For the Three Months Ended March 31,
	2022	2021
Pro Forma (101) (1)
Rooms sold	866,321	710,223
Rooms available	1,356,057	1,340,910
Occupancy	63.9%	53.0%
ADR	$151.97	$103.03
RevPAR	$97.09	$54.57

Occupancy change	20.6%
ADR change	47.5%
RevPAR change	77.9%

	For the Three Months Ended March 31,
	2022	2021
Same-Store (72) (2)
Rooms sold	641,683	511,365
Rooms available	1,015,979	1,015,920
Occupancy	63.2%	50.3%
ADR	$155.63	$104.12
RevPAR	$98.30	$52.41

Occupancy change	25.5%
ADR change	49.5%
RevPAR change	87.6%

(1)	Unaudited pro forma information includes operating results for 101 hotels owned as of March 31, 2022, as if each hotel had been owned by the Company since January 1, 2021. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 72 hotels owned by the Company as of January 1, 2021, and at all times during the three months ended March 31, 2022, and 2021.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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